Exhibit 99.1

PRESS RELEASE

BUSINESS AND FINANCIAL EDITORS	STANLEY R. ZAX
FOR IMMEDIATE RELEASE	Chairman & President
818-713-1000

ZENITH DECLARES QUARTERLY DIVIDEND

WOODLAND HILLS, CALIFORNIA, December 7, 2006  .  .  ..  .  .  ..  .  .  ..  .  .  ..  .  .
Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $0.35 per share on its outstanding shares.  The dividend is payable February 14, 2007 to stockholders of record at the close of business on January 31, 2007.

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